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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 4, 2000

                       PEGASUS COMMUNICATIONS CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)




       Delaware                 0-21389                  51-0374669
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   (State or Other           (Commission                (IRS Employer
    Jurisdiction of          File Number)             Identification No.)
    Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania         19004
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     (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                           --------------------


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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

Developments in DIRECTV Litigation
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         The Registrant previously has reported developments in the DIRECTV litigation in which it is engaged occurring prior to the following reported events. On December 4, 2000, a federal court in Los Angeles heard argument on the Registrant's and Golden Sky Holdings, Inc.'s motion for class certification and DIRECTV's motion to dismiss certain of the Registrant's and Golden Sky's claims and claims by the class members. The court issued an order on December 8, 2000, in which it denied DIRECTV's motion. DIRECTV's motion for partial summary judgment on the right of first refusal was heard on December 11, 2000. On January 31, 2001, the court issued an order denying in its entirety DIRECTV's motion for partial summary judgment relating to the right of first refusal. In addition, the court also certified the plaintiffs' class. The court has set a trial date of February 25, 2002. A copy of the court's order dated January 31, 2001 is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

DIRECTV's Notice of Alleged Territory Violations
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         On January 15, 2001, DIRECTV, Inc. notified the Registrant that DIRECTV claims the Registrant owes it approximately $6.2 million in revenues attributable to 7,188 subscribers that had been treated as the Registrant's or Golden Sky's customers but in fact received service outside the Registrant's and Golden Sky's exclusive territories. DIRECTV's claim is for revenues collected from these subscribers before they were transferred to DIRECTV or disconnected in 2000 though the claim would be reduced by revenues attributable to customers that had been treated as DIRECTV customers but received service in the Registrant's and Golden Sky's territories. DIRECTV also makes claims in an unspecified amount for other alleged territory issues.

         DIRECTV's notice states that it intends to exercise its rights to terminate the Registrant's and Golden Sky's distribution agreements unless the alleged breach is cured by payment of the $6.2 million requested (reduced by amounts payable by DIRECTV to the Registrant and Golden Sky) within a specified period, which will expire February 15, 2001.

         The Registrant strongly disagrees that DIRECTV's letter is effective as a notice of its intent to terminate the distribution agreements, and intends to contest DIRECTV's actions in whatever manner may be appropriate.

Patent Infringement Lawsuit
---------------------------

         The Registrant previously has reported that its subsidiary, Pegasus Development Corporation, and Personalized Media Communications, L.L.C. filed a patent infringement lawsuit in the United States District Court of Delaware against DIRECTV, Inc., Hughes Electronics Corporation, Thompson Consumer Electronics and Philips Electronics North America Corporation. Each of the defendants have filed answers to the lawsuit, denying all claims made by Personalized Media and the Registrant. In addition, each of the defendants, other than Phillips Electronics, has requested a declaratory judgment seeking to have the patents the Registrant acquired from Personalized Media declared not infringed, invalid and unenforceable. Phillips Electronics has requested a declaratory judgment to have the patents declared not infringed and invalid. DIRECTV also has filed a counterclaim against Pegasus Development alleging unfair competition under the federal Lanham Act. In a separate counterclaim, DIRECTV has alleged that Pegasus Development's and Personalized Media's patent infringement lawsuit constitutes "abuse of process."
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)   Exhibits.

                    99.1 Court order dated January 31, 2001, denying DIRECTV's motion for partial summary judgment on the right of first refusal.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PEGASUS COMMUNICATIONS CORPORATION


                                        By: /s/ Scott A. Blank
                                           --------------------------------
                                            Scott A. Blank
                                            Vice President

February 8, 2001
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                                  Exhibit Index
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Exhibit No.        Description
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99.1               Court order dated January 31, 2001, denying DIRECTV's motion for partial summary judgment on the right of first refusal.